Exhibit 1.1

Signify Health, Inc.

Class A Common Stock

Underwriting Agreement

[            ], 2021

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Barclays Capital Inc.

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street,

New York, New York 10282-2198

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Signify Health, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [                ] shares (the “Firm Shares”) and, at the election of the Underwriters, up to [                ] additional shares (the “Optional Shares”) of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of the Company. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.” The shares of Class A Common Stock to be outstanding after giving effect to the sale of Shares contemplated hereby and the Reorganization Transactions (as defined below), together with the shares of Class B common stock, par value $0.01 per share, of the Company (the “Class B Common Stock”) are hereinafter referred to as the “Stock.”

J.P. Morgan Securities LLC (the “Directed Share Underwriter”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement, up to [                ] Shares, for sale to certain of the Company’s clinicians and employees and certain other individuals and entities related to the Company (collectively, “Participants”), as set forth in the Pricing Prospectus and

Prospectus (each as hereinafter defined) under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by the Directed Share Underwriter and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participant by [        ] A.M., New York City time on the business day immediately following the date on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company, upon receipt of the net proceeds from the sale by the Company of the Firm Shares and the Optional Shares, will purchase from Cure TopCo, LLC, a Delaware limited liability company (“Cure TopCo” and, together with the Company, the “Signify Parties”), of which the Company is or, after the consummation of the Reorganization Transactions, will be the sole managing member, limited liability company units of Cure TopCo (the “TopCo Units”). On or prior to the First Time of Delivery (as defined below), the Company will effect certain reorganization transactions (the “Reorganization Transactions”) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (each as defined herein). The following transactions will occur (not in the order listed) in connection with the offering of Shares contemplated by this Agreement and the Reorganization Transactions: (a) the Company will enter into a tax receivable agreement (the “Tax Receivable Agreement”) with the Continuing Pre-IPO LLC Members, the Reorganization Parties (each as defined in the Registration Statement, the Pricing Disclosure Package and the Prospectus) and certain other parties thereto; (b) the Company will enter into a registration rights agreement with New Mountain Partners V (AIV-C), LP and Stephen F. Wiggins (the “Registration Rights Agreement”); (c) the Company will enter into a stockholders’ agreement with New Mountain Partners V (AIV-C), LP (the “Stockholders’ Agreement”); (d) Cure TopCo will amend and restate its limited liability company agreement to provide for the conversion of all existing units of Cure TopCo into TopCo Units, add the Company as a member of Cure TopCo and designate the Company as the sole managing member of Cure TopCo (as so amended and restated, the “Cure TopCo LLC Agreement”); (e) certain entities treated as corporations for U.S. tax purposes (the “Blocker Companies”) will, through a series of transactions, merge with and into the Company (the “Mergers”) and stockholders of the Blocker Companies will receive shares of Class A Common Stock and optionholders of the Blocker Companies will receive options to purchase shares of Class A Common Stock; and (f) the Company will amend and restate its certificate of incorporation (as so amended and restated, the “Amended and Restated Charter”). The Cure TopCo LLC Agreement will also give the holders of TopCo Units (other than the Company), the right to exchange their TopCo Units for shares of Class A Common Stock (or the cash equivalent thereof) on a one-for-one basis following the Reorganization Transactions, upon which exchange a corresponding number of shares of Class B Common Stock held by any such holder shall be canceled.

The Tax Receivable Agreement, the Registration Rights Agreement, the Stockholders’ Agreement, the Cure TopCo LLC Agreement and the Amended and Restated Charter are collectively referred to herein as the “Reorganization Transaction Documents.” All references to (x) “Subsidiaries” of the Company shall be understood to refer to subsidiaries of the Company, including Cure TopCo, after giving effect to the Reorganization Transactions and (y) properties of the Company or any of its Subsidiaries, shall be understood to refer to the properties of the Company or any of its Subsidiaries, including Cure TopCo, after giving effect to the Reorganization Transactions.

1.    Each Signify Party, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

(a)    A registration statement on Form S-1 (File No. 333-252231) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the Signify Parties, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Act is hereinafter called a “Testing-the-Waters Communication”; any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)    (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) the Preliminary Prospectus, dated [            ], 2021, each other Preliminary Prospectus subsequently filed and used during the road show and the Preliminary Prospectus included in the Pricing Disclosure Package (as defined below), at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(c)    For the purposes of this Agreement, the “Applicable Time” is [        ] p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by each Issuer Free Writing Prospectus listed on Schedule II(b) hereto and the pricing information set forth in Schedule II(d) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d)    (i) The Registration Statement conforms and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) the Prospectus and any further amendments or supplements to the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that, in each case of clause (i) and (ii), this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(e)    The Company and its Subsidiaries, taken as a whole, have not, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options, restricted stock, restricted stock units or other equity or equity-based awards in the ordinary course of business pursuant to the equity or equity-based compensation plans or arrangements that are described in the Pricing Disclosure Package and the Prospectus or (ii) the issuance, if any, of stock or TopCo Units upon conversion of any Signify Party’s securities as described in the Pricing Disclosure Package and the Prospectus) or short-term debt or long-term debt of the Company or any of its Subsidiaries or (y) except as otherwise set forth in the Registration Statement and the Pricing Disclosure Package, any material adverse change or development that could reasonably be expected to involve a prospective material adverse change, in the condition (financial or otherwise), business or results of operations of the Company and its Subsidiaries, taken as a whole;

(f)    The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package or where failure to have such good and marketable title or free and clear title would not reasonably be expected to have a material adverse effect, or reasonably be expected to have a prospective material adverse effect, on the condition (financial or otherwise), business or results of operations of the Company and its Subsidiaries, taken as a whole after giving effect to the transactions contemplated by this Agreement (a “Material Adverse Effect”); and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not reasonably be expected to have a Material Adverse Effect;

(g)    Each of the Company and each of its “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X under the Act) has (i) been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Pricing Disclosure Package and (iii) been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of the foregoing clauses (ii) and (iii), where the failure to be so organized, existing, qualified or in good standing or have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or impair the ability of the Signify Parties to perform their respective obligations under this Agreement and the Reorganization Transaction Documents, including, in the case of the Company, the issuance and sale of the Shares, or consummate the transactions contemplated in the Pricing Disclosure Package and the Prospectus; and the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in Exhibit 21.1 to the Registration Statement.

(h)    The Company has an authorized capitalization as set forth in the Pricing Disclosure Package; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; upon consummation of the Reorganization Transactions, the capital stock of the Company will conform, in all material respects, to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign Subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Disclosure Package and the Prospectus;

(i)    The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

(j)    The issuance and sale of the Shares to be sold by the Company and the execution, delivery and compliance by each Signify Party with this Agreement and the Reorganization Transaction Documents and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or impair the ability of the Signify Parties to perform their respective obligations under this Agreement and the Reorganization Transaction Documents, including, in the case of the Company, the issuance and sale of the Shares, or consummate the transactions contemplated in the Pricing Disclosure Package and the Prospectus, (B) result in the violation of the provisions of the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its Subsidiaries, or (C) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except in the case of this clause (C), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or impair the ability of the Signify Parties to perform their respective obligations under this Agreement and the Reorganization Transaction Documents, including, in the case of the Company, the issuance and sale of the Shares, or consummate the transactions contemplated in the Pricing Disclosure Package and the Prospectus; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance of the Shares to be sold by the Company and the sale of the Shares or the consummation by the Signify Parties of the transactions contemplated by this Agreement and the Reorganization Transaction Documents, except such as have been obtained under the Act or the Securities

Exchange Act of 1934, as amended (the “Exchange Act”); the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements; such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; and such other consents, approvals, authorizations, orders, registrations or qualifications as shall have been obtained or made at or prior to the Time of Delivery;

(k)    Neither the Company nor any of its Subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any applicable statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(l)    The statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, constitute an accurate summary of the terms of such Stock in all material respects;

(m)    The statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Material U.S. Federal Tax Considerations for Non-U.S. Holders of Common Stock”, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws or regulations or legal conclusions with respect thereto and the agreements and documents referred to therein, are accurate, complete and fair in all material respects;

(n)    Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, arbitration, inquiries or proceedings (collectively, “Actions”) pending or, to the knowledge of any Signify Party, threatened to which the Company or any of its Subsidiaries or, to the knowledge of any Signify Party, any officer or director of the Signify Parties, is a party or of which any property of the Company or any of its Subsidiaries or, to the knowledge of the Signify Parties, any officer or director of the Signify Parties, is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries (or such officer or director), would reasonably be expected to have a Material Adverse Effect;

(o)    Each of the Signify Parties is not and, after giving effect to the Reorganization Transactions, the offering and sale of the Shares and the application of the proceeds thereof as described in “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p)    At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(q)    Deloitte & Touche LLP, who have certified certain financial statements of the Company and its Subsidiaries are independent public accountants with respect to the Company and its Subsidiaries as required by the Act and the rules and regulations of the Commission thereunder;

(r)    RSM US LLP, who have certified certain financial statements of Remedy Partners, Inc. are independent public accountants with respect to Remedy Partners, Inc. as required by the Act and the rules and regulations of the Commission thereunder;

(s)    The Signify Parties maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) is designed to comply with the requirements of the Exchange Act, (ii) has been designed by, or under the supervision of, their respective principal executive officers and principal financial officers, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance (A) that records in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Signify Parties, (B) that transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and that receipts and expenditures are being made only in accordance with authorizations of management and directors and (C) that unauthorized acquisitions or use or disposition of assets that could have a material effect on the financial statements are prevented or detected in a timely manner. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Signify Parties is aware of any material weaknesses in its internal controls over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act (as defined in Section 1(kk)) as of an earlier date than it would otherwise be required to so comply under applicable law);

(t)    Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in any Signify Party’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, any Signify Party’s internal control over financial reporting;

(u)    The Signify Parties maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to provide reasonable assurances that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure;

(v)    Each Reorganization Transaction Document conforms in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(w)    This Agreement has been duly authorized, executed and delivered by each Signify Party;

(x)    Each of the Reorganization Transaction Documents to which it is a party has been or at or prior to the First Time of Delivery will be duly authorized, executed and delivered by each Signify Party and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding agreement of each Signify Party, as applicable, enforceable against each Signify Party, as applicable, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

(y)    Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company or its Subsidiaries, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of its Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) offered, promised, provided, or authorized the provision of any money, property, contribution, gift, entertainment or other thing of value, directly or knowingly indirectly, to any one acting in an official capacity, to unlawfully influence an official action or secure an improper advantage; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(z)    The operations of the Company and its Subsidiaries are and have been conducted at all times during the past five years in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering laws of the various jurisdictions in which the Company and its Subsidiaries conduct business (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of any Signify Party, threatened;

(aa)    Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company or its Subsidiaries, any director, officer, agent, employee or controlled affiliate of the Company or any of its Subsidiaries, is currently (i) the subject or the target of any trade, economic or financial sanctions laws, regulations, embargoes, and restrictive measures administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, the Swiss State Secretariat for Economic Affairs, or other relevant sanctions authority (collectively, “Sanctions”); (ii) located in or organized under the laws of a country or territory which is the subject of country- or territory-wide Sanctions (including without limitation Cuba, Iran, North Korea, Syria, or the Crimea region) (“Sanctioned Territory”), and (iii) majority-owned or controlled by anyone subject to Sanctions or located in any Sanctioned Territory. The Signify Parties will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) for the purpose of funding or facilitating any activities of or business with any person subject to Sanctions, or in any country or territory, that, at the time of such funding, is a Sanctioned Territory in each case to the extent prohibited by Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Territory;

(bb)    The financial statements, together with the related schedules and notes, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Securities Act and present fairly, in all material respects, the financial position of the entities purported to be shown thereby as of the dates indicated and the statement of operations, stockholders’ equity and cash flows of the entities purported to be shown thereby for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP, in all material respects, the information required to be stated therein. The other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, has been derived from the accounting records of the Company, Cure TopCo and its Subsidiaries, as the case may be, and presents fairly the information shown thereby. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and, other than non-GAAP measures, have been presented on a basis consistent with that of the financial statements included therein. All disclosures included in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S-K of the Securities

Act, to the extent applicable. The pro forma financial statements and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein;

(cc)    Nothing has come to the attention of any Signify Party that has caused such Signify Party to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects or that such data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not consistent with the sources from which they are derived, in all material respects;

(dd)    From the time of initial confidential submission of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication undertaken in reliance on Section 5(d) of the Securities Act) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a) of the Act (an “Emerging Growth Company”);

(ee)    Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its Subsidiaries own or possess adequate rights to use all (A) patents and patent applications, (B) trademarks, service marks, trade names, trade dress, and all applications and registrations therefore, and all other business and source identifiers (including social media handles and Internet domain names), (C) copyrightable works and copyrights (registered or unregistered), (D) know-how, trade secrets, inventions, methods, algorithms, processes, and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and (E) rights in software (including object and source code), and (F) all other intellectual property rights, in each case of (A) through (F), used in or necessary for the conduct of their respective businesses, (ii) to the knowledge of the Company and its Subsidiaries, (x) the conduct of their respective businesses does not infringe, misappropriate, or violate any intellectual property rights of any third party, and the Company and its Subsidiaries have not received any written notice of any claim of infringement, misappropriation or violation with any intellectual property rights of any third party and (y) the intellectual property rights of the Company and its Subsidiaries are not being infringed, misappropriated, or violated by any third party and (iii) neither the Company nor its Subsidiaries has used, included, or linked any open source software with any proprietary software of the Company or its Subsidiaries in a manner that requires any such proprietary software to be made available to third parties in source code form, licensed to third parties for the purposes of making derivative works, or licensed to third parties at no or nominal charge;

(ff)    The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(gg)    No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its Subsidiaries, on the other, that is required by the Act to be described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus and that is not so described in such documents;

(hh)    (1) The Company and its Subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; and (2) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Subsidiaries, including costs for the investigation and remediation of real property impacted by Releases of Hazardous Materials, except in the case of each of (1) and (2) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (3) (a) there are no Actions that are pending, or that are known to be contemplated, against the Company or any of its Subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such Actions regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (b) the Company and its Subsidiaries are not aware of any requirements to comply with Environmental Laws that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its Subsidiaries, and (c) none of the Company and its Subsidiaries anticipates material capital expenditures for environmental control facilities for the remainder of its current fiscal year or for its succeeding fiscal year.

“Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, which is regulated or can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into or through the environment, or in, into, from or through any building or structure;

(ii)    (1) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered, or contributed to by the Company or any member of its respective “Controlled Group” (defined as any (A) organization which is, or within the preceding six years was, a member of a controlled group of corporations with, or considered under common control and treated as one employer with, the Company or any of its subsidiaries under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) or (B) any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA) or for which the Company or any of its Subsidiaries could have any actual or contingent liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code and the regulatory guidance promulgated thereunder; (2) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (3) for each Plan that is subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (4) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur with respect to any Plan; (5) neither the Company nor any of its Subsidiaries has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (the “PBGC”), in each case in the ordinary course and without default) in respect of any Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); (6) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan; (7) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (8) no Plan has been determined to be “at risk status” (within the meaning of Section 430 of the Code or Section 303 of ERISA), except where such noncompliance, occurrence of prohibited transaction, failure to satisfy minimum funding standard, occurrence of a reportable event, incurrence of liability, audit or investigation, lack of qualification, or determination of at risk status would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(jj)    The Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, and insures against such losses and risks as are adequate and customary for its business; and the Signify Parties do not have reason to believe that they or any of their respective Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or, alternatively, to obtain comparable coverage from similar institutions as may be necessary to conduct its business and at a cost that would not reasonably be expected to have a Material Adverse Effect;

(kk)    Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) have been applicable to the Company, there has been no failure on the part of the Company to comply in all material respects with the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(ll)    With respect to the stock options and other equity or equity-based awards (collectively, the “Equity-Based Grants”) granted pursuant to the equity or equity-based compensation plans or arrangements of the Company or its Subsidiaries described in the Prospectus (the “Company Equity Plans”) except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each grant of an Equity-Based Grant was duly authorized no later than the date on which the grant of such Equity-Based Grant was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the applicable partners or board of directors or managers (or a duly constituted and authorized committee thereof) and any required stockholder, unitholder or member approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Company Equity Plans and all applicable laws and regulatory rules or requirements, and (iii) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and its Subsidiaries;

(mm)    The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof (taking into account valid and timely requested extensions of time to file), except in any case in which the failure to so file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company and its Subsidiaries have paid all taxes required to be paid by them, except for any such taxes currently being contested in good faith by appropriate Actions and for which adequate reserves have been maintained in accordance with GAAP or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company or any of its Subsidiaries, there is no tax deficiency that has been asserted against the Company or any of its Subsidiaries or any of their respective properties or assets, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(nn)    Except as described in the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares by the Company;

(oo)    None of the Signify Parties has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which would reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares (it being understood that the Signify Parties make no representation with respect to any action taken by any Underwriter or their affiliates);

(pp)    Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or similar ownership interest, from repaying to the Company, any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company;

(qq)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants or malicious code, (ii) the Company and its Subsidiaries have implemented and maintain commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data maintained or processed by IT Systems (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages, failures, or unauthorized uses of or accesses to same, nor any incidents under internal review or investigations relating to the same, except for those that have been remedied or concluded without material cost or liability or the duty to notify any other person, (iii) the Company and its Subsidiaries are presently in material compliance with all applicable laws, statutes, judgments, orders, rules and regulations of any court, arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification; and (iv) the Company and its Subsidiaries have used commercially reasonable efforts to take all necessary actions to comply with all applicable laws and regulations with respect to the use, collection, storage, processing, maintenance, transmission, transfer, disclosure, and security of Personal Data;

(rr)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Signify Parties and their respective Subsidiaries is and has been in compliance with the Health Care Laws (as defined below).

For purposes of this Agreement, the “Health Care Laws” means: (i) all applicable U.S. federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the “Stark” physician self-referral law (42 U.S.C. § 1395nn), the U.S. Civil False Claims Act (31 U.S.C. §§ 3729 et seq.), 18 U.S.C. Sections 286 and 287, the federal health care program false statement law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§ 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), applicable Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and TRICARE (10 U.S.C. § 1071 et seq.) laws, the Program Fraud Civil Remedies Act (31 U.S.C. §§ 3801-3812), the False Statements Relating to Health Care Matters statute (18 U.S.C. § 1035), the Health Care Fraud statute (18 U.S.C. § 1347), and the statutes of applicable government funded or sponsored health care programs, and the regulations promulgated pursuant to such statutes; (ii) the Administrative Simplification provisions of HIPAA, the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), and the regulations promulgated under both laws and any applicable state or non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the data and/or privacy of individuals or information related to health information or medical records; (iii) the Federal Food, Drug, and Cosmetic Act, as amended, and the regulations promulgated thereunder; (iv) applicable provisions of the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, and the regulations promulgated thereunder; (v) laws and regulations pertaining to licensure of health care providers, physician fee-splitting, and the corporate practice of medicine; (vi) quality, safety and accreditation requirements under applicable federal, state or local laws or regulatory bodies, each as applicable to each of the Signify Parties; and (vii) laws and regulations related to the protection of human subjects and clinical trials, tests, studies or investigations. None of the Signify Parties or any of their respective Subsidiaries is a party to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders or similar agreements with or imposed by any governmental or regulatory authority, or has any reporting obligations, plan of correction or other remedial measures entered into pursuant to any such agreement entered into with, or such decree or order issued by, any such governmental or regulatory authority that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the extent required in connection with their respective businesses, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Signify Parties and their respective Subsidiaries has the requisite provider number or other authorization to bill federal health care programs (including Medicare, Medicaid, TRICARE, and veterans programs) in the state or states in which such entity operates; none of the Signify Parties or, any of their respective Subsidiaries has engaged in activities which are, as applicable, cause for false claims liability, civil penalties or mandatory or permissive exclusion from any federal health care programs or is subject to any pending, or, to the knowledge of any Signify Party, threatened or contemplated action which could reasonably be expected to result either in revocation of any provider number or authorization or in the Signify Parties’ or any of their respective Subsidiary’s exclusion from any federal health care programs; each Signify Party’s and each Subsidiary’s business practices have been structured in a manner reasonably designed to comply with the federal or state laws governing federal health care programs, including, without limitation, Sections 1320a-7a and 1320a-7b of Title 42 of the United States Code, and each Signify Party reasonably believes that it is in material compliance with such laws, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus; each Signify Party and each Subsidiary has taken reasonable actions designed to ensure it is in material compliance with the Health Care Laws; each Signify Party and each Subsidiary has taken reasonable actions designed to ensure that each Subsidiary does not allow any individual to have a five percent or greater ownership or control interest (as defined in 42 U.S.C. § 1320a-3(a)(3)) in any Signify Party or any Subsidiary or to be an officer, director or managing employee (as defined in 42 U.S.C. § 1320a-5(b)) of any Signify Party or any Subsidiary such that any Signify Party or any Subsidiary could be subject to permissive exclusion from participation in any federal health care program (as defined in 42 U.S.C. § 1320a-7b(f)) as described in 42 U.S.C. § 1320a-7(b)(8); none of the Signify Parties or any of their respective Subsidiaries nor any of their respective employees, officers or directors, or, to the knowledge of the Signify Parties or any of their respective Subsidiaries, their agents or contractors, is listed as or has been excluded, suspended or debarred from participation in any federal health care program, or to the knowledge of the Signify Parties or any of their respective Subsidiaries, is subject to a governmental inquiry, investigation, proceeding or similar action that could reasonably be expected to result in debarment, suspension or exclusion; and each Signify Party and its Subsidiaries have structured their respective business practices in a manner reasonably designed to comply, in all material respects, with the federal and state laws regarding physician ownership of (or financial relationship with), and the referral to entities providing, healthcare related goods or services, and laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of health care related goods and services, and each Signify Party reasonably believes that it is in material compliance with such laws;

(ss)    Each Signify Party represents and warrants that (i) the Registration Statement, Pricing Disclosure Package and the Prospectus comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Disclosure Package and the Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Signify Parties to alter the customer or supplier’s level or type of business with the Signify Parties, or (ii) a trade journalist or publication to write or publish favorable information about the Signify Parties or their products; and

(tt)    There are (and prior to the Time of Delivery, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its Subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

2.    Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[        ], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 10 hereto) and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [                ] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.    Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4.    (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery

(as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [            ], 2021 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)    The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered through the facilities of DTC, in the case of book-entry Shares, or in the case of certificated shares, at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 8:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.    Each Signify Party, jointly and severally, agrees with each of the Underwriters:

(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A under the Act; to not file any amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery to which the Representatives reasonably object by written notice to the Company in a timely manner; to advise the Representatives, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after the Company receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)    Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would reasonably be expected to subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject or to subject themselves to taxation in excess of a nominal amount in respect of doing business in any jurisdiction;

(c)    Prior to 10:00 a.m., New York City time, on the second New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)    To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)    (1) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, the Signify Parties will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise transfer or dispose of, directly or indirectly, or publicly file a registration statement under the Act relating to, any Stock or any securities convertible into or exercisable or exchangeable for Stock, including, but not limited to, TopCo Units, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, including, but not limited to, TopCo Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Barclays Capital Inc. and in each case, other than (A) the conversion of any units of Cure TopCo in connection with the Reorganization Transactions, (B) the issuance by the Company of Class A Common Stock and Class B Common Stock to the Reorganization Parties and Continuing Pre-IPO LLC Members in connection with the Reorganization Transactions (including the Mergers), (C) the Shares to be sold hereunder, (D) any options or other awards (including without limitation, restricted stock or restricted stock units or any other Equity-Based Grants) or the issuance or delivery of shares of Stock issued with respect to the exercise or settlement of such options and other awards and grants, granted under the Company Equity Plans disclosed in the Registration Statement, (E) the filing of a registration statement on Form S-8, and the issuance of securities registered thereunder, relating to any Company Equity Plans or arrangements disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (F) the issuance of shares of Stock in connection with the acquisition of the assets of, or a majority of controlling portion of the equity of, or a business combination or a joint venture with, another entity in connection with such business combination or such acquisition by the Company or any of its Subsidiaries of such entity and (G) the issuance of shares of Stock (including without limitation, restricted stock or restricted stock awards) in connection with joint ventures, commercial relationships or other strategic transactions, provided that the aggregate number of shares issued or issuable pursuant to clauses (F) and (G) does not exceed 7.5% of the number of shares of Stock outstanding immediately after the offering of the Shares pursuant to this Agreement and prior to such issuance, each recipient of any such securities shall execute and deliver to the Representatives an agreement substantially in the form of Annex II hereto.

(1)    If Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Barclays Capital Inc., in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(j) hereof, in each case for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver.

(f)    To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Disclosure Package under the caption “Use of Proceeds”;

(g)    To use its reasonable best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(h)    To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(i)    To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program;

(j)    To refrain from taking, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares;

(k)    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a of the Commission’s Informal and Other Procedures (17 CFR 202.3a); and

(l)    To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery.

6.    (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) and II(b) hereto;

(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication and prior to the Time of Delivery any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication made in reliance upon and in conformity with the Underwriter Information;

(d)    The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(c) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e)    Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act.

7.    (a) The Signify Parties covenant and agree with the several Underwriters and the several Underwriters covenant and agree with the Company that:

(i)    the Signify Parties will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Signify Parties’ counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any filing with and clearance of and any required review of the offering by FINRA of the terms of the sale of the Shares (together with any counsel fees and disbursements incurred pursuant to clause (iii) in an amount not to exceed $40,000 for such fees and disbursements of counsel only); (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) the costs and expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company; (ix) the transportation and other expenses incurred by or on behalf of the Company in connection with presentations to potential purchasers of the Shares, including any “road show” (and including one half of the cost of all chartered aircraft or other chartered transportation used in connection with any “road show”); (x) any transfer taxes payable in connection with the transfer of the Shares or the Optional Shares to the Underwriters; (xi) all of the fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (xii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

(ii)    Notwithstanding anything in clause (a) above, it is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay the fees of their counsel, one half of the cost of all chartered aircraft or other chartered transportation used in connection with any “road show”, stock transfer taxes on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

8.    The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject to the condition that all representations and warranties and other statements of the Signify Parties herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Signify Parties shall have performed all of their respective obligations hereunder theretofore to be performed in all material respects. The obligations of the Underwriters shall also be subject to the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the

Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)    Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(c)    Davis Polk & Wardwell LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(d)    On the date of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of Deloitte & Touche LLP and RSM US LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(e)    On the date of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, the Company shall have furnished or caused to be furnished to you a certificate, dated the respective dates of delivery thereof and addressed to the Representatives, of the chief financial officer of the Company with respect to certain financial and operating data contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as applicable, identified by the Representatives (the “Covered Information”) in form and substance satisfactory to you;

(f)    Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change, or development involving a prospective change, in the condition (financial or otherwise), business or results of operations of the Company and its Subsidiaries, taken as a whole and after giving effect to the transactions contemplated by this Agreement, the effect of which is, or would reasonably be expected to become, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto);

(g)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h)    On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or the Nasdaq Global Market or in any over-the-counter market; (ii) a suspension or material limitation in trading in securities issued or guaranteed by the Signify Parties on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment is so material and adverse that it makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(i)    The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(j)    On or before the date hereof, the Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the Company’s executive officers, directors and equityholders listed on Schedule III hereto, substantially in the form of Annex II hereto (with any such modifications as the Representatives shall have previously agreed to);

(k)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(l)    On or prior to the First Time of Delivery, the Reorganization Transactions shall have been completed in accordance with the applicable Reorganization Transaction Documents and as described in the Pricing Disclosure Package and the Prospectus;

(m)    Each of the Signify Parties shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Signify Parties reasonably satisfactory to the Representatives, (i) confirming that the representations and warranties of the Signify Parties herein at and as of such Time of Delivery, are true and correct, and that the Signify Parties have complied with their respective obligations hereunder to be performed at or prior to such Time of Delivery and (ii) as to the matters set forth in subsections (a) and (f) of this Section; and

(n)    On or prior to each Time of Delivery, the Signify Parties shall have furnished to you such further certificates and documents as you may reasonably request.

9.    (a) The Signify Parties will, jointly and severally, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any amendment or supplement thereto or any Issuer Free Writing Prospectus, in light of the circumstances under which they were made), and will reimburse each Underwriter for any legal or other expenses reasonably incurred and documented by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Signify Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information. The Signify Parties shall not be liable under this Section 9(a) to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Signify Parties, as applicable, which consent shall not be unreasonably withheld.

(b)    Each Underwriter will, severally and not jointly, indemnify and hold harmless (i) the Signify Parties, (ii) each person, if any, who controls (within the meaning of either the Act or the Exchange Act) the Signify Parties, (iii) each of the directors of the Company who signs the Registration Statement and (iv) each of the officers of the Company who signs the Registration Statement against any losses, claims, damages or liabilities to which the Signify Parties may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any roadshow, any Testing-the-Waters Communication or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any amendment or supplement thereto or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any

Testing-the-Waters Communication, any roadshow or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Signify Parties for any legal or other expenses reasonably incurred and documented by the Signify Parties in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Signify Parties by or on behalf of such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by or on behalf of any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the last paragraph of the cover page regarding delivery of the Shares, the reallowance figure appearing in the fifth paragraph under the caption “Underwriting”, and the information contained in the ninth paragraph, the tenth paragraph and the eleventh paragraph under the caption “Underwriting”.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnifying person thereunder in cases where indemnification is not available under subsection (a) or (b) above, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Signify Parties on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Signify Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Signify Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Signify Parties bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Signify Parties on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Signify Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred and documented by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)    The Signify Parties agree, jointly and severally, to indemnify and hold harmless the Directed Share Underwriter, its affiliates, directors and officers and each person, if any, who controls the Directed Share Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Directed Share Underwriter Entity”) from and against any and all losses, claims, damages and liabilities

(including, without limitation, any reasonable and documented legal fees and other reasonable and documented expenses incurred in connection with defending or investigating any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Signify Parties for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Directed Share Underwriter Entities.

(i)    In case any proceeding (including any governmental investigation) shall be instituted involving any Directed Share Underwriter Entity in respect of which indemnity may be sought pursuant to this paragraph (e), the Directed Share Underwriter Entity seeking indemnity shall promptly notify the Company in writing and the Signify Parties, upon request of the Directed Share Underwriter Entity, shall retain counsel reasonably satisfactory to the Directed Share Underwriter Entity to represent the Directed Share Underwriter Entity and any others the Signify Parties may designate in such proceeding and shall pay the reasonable and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Directed Share Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Directed Share Underwriter Entity unless (i) the Signify Parties and such Directed Share Underwriter Entity shall have mutually agreed to the retention of such counsel, (ii) the Signify Parties have failed within a reasonable time to retain counsel reasonably satisfactory to such Directed Share Underwriter Entity, (iii) the Directed Share Underwriter Entity shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to either Signify Party or (iv) the named parties to any such proceeding (including any impleaded parties) include either Signify Party and the Directed Share Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Signify Parties shall not, in respect of the legal expenses of the Directed Share Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Directed Share Underwriter Entities. The Signify Parties shall not be liable for any settlement of any proceeding effected without their written consent, but if settled with such consent, each Signify Party agrees, jointly and severally, to indemnify the Directed Share Underwriter Entities from and against any loss or liability by reason of such settlement. Neither Signify Party shall, without the written consent of the Directed Share Underwriter, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder by any Directed Share Underwriter Entity (whether or not such Directed Share Underwriter Entity is an actual or potential party to such action or claim) unless (i) such settlement, compromise or judgment includes an unconditional release of such Directed Share Underwriter Entity from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such Directed Share Underwriter Entity.

(ii)    To the extent the indemnification provided for this paragraph (e) is unavailable to a Directed Share Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Signify Parties, in lieu of indemnifying the Directed Share Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Directed Share Underwriter Entity as a result of such losses, claims, damages or liabilities (1) in such proportion as is appropriate to reflect the relative benefits received by the Signify Parties on the one hand and the Directed Share Underwriter Entities on the other hand from the offering of the Directed Shares or (2) if the allocation provided by clause 9(e)(ii)(1) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(ii)(1) above but also the relative fault of the Signify Parties on the one hand and of the Directed Share Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Signify Parties on the one hand and the Directed Share Underwriter Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Directed Share Underwriter Entities for the Directed Shares, bear to the aggregate public offering price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact, the relative fault of the Signify Parties on the one hand and the Directed Share Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by either Signify Party or by the Directed Share Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(iii)    The Signify Parties and the Directed Share Underwriter Entities agree that it would be not just or equitable if contribution pursuant to Section 9(e)(ii) above were determined by pro rata allocation (even if the Directed Share Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e)(ii) above. The amount paid or payable by the Directed

Share Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses reasonably incurred by the Directed Share Underwriter Entities in connection with investigating or defending such any action or claim. Notwithstanding the provisions of paragraph (i) above, no Directed Share Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Directed Share Underwriter Entity has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9(e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(iv)    The indemnity and contribution provisions contained in this Section 9(e) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Directed Share Underwriter Entity or any Signify Party, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

(f)    The obligations of the Signify Parties under this Section 9 shall be in addition to any liability which the Signify Parties may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act and each broker dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and affiliate of the Signify Parties (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act and the Exchange Act.

10.    (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties satisfactory to the Company to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Signify Parties shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Signify Parties that such Underwriters have so arranged for the purchase of such Shares, or the Signify Parties notify you that it has so arranged for the purchase of such Shares, the Representatives or the Signify Parties shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b)) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Signify Parties, except for the expenses to be borne by the Signify Parties and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.    The respective indemnities, agreements, representations, warranties and other statements of the Signify Parties and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Signify Parties, or any officer or director or controlling person of the Signify Parties, and shall survive delivery of and payment for the Shares.

12.    If this Agreement shall be terminated pursuant to Section 10 hereof, the Signify Parties shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Signify Parties will reimburse the Underwriters for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred and documented by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Signify Parties shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.    In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly.

All statements, requests, notices and agreements hereunder shall be in writing, and (i) if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, J.P. Morgan Securities LLC, 383 Madison Avenue, 6th Floor, New York, New York 10179, Attention: Equity Syndicate Desk and Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration; and (ii) if to the Signify Parties shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary, with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Shane Tintle. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Signify Parties, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Signify Parties and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Signify Parties or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.    (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15, (i) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) “Covered Entity” means any of the following: (x) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (y) a “covered bank” as that term is defined in, and interpreted in accordance with 12 C.F.R. § 47.3(b); or (z) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.    The Signify Parties acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Signify Parties, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Signify Parties, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Signify Parties with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Signify Parties on other matters) or any other obligation to the Signify Parties except the obligations expressly set forth in this Agreement and (iv) the Signify Parties have consulted their own legal and financial advisors to the extent it deemed appropriate. The Signify Parties agree that they will not claim that the Underwriters, or any of them have rendered advisory services of any nature or respect, including with respect to legal, tax, investment, accounting or regulatory matters in any jurisdiction, or owe a fiduciary or similar duty to the Signify Parties in connection with such transaction or the process leading thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Signify Parties.

18.    This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19.    This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

20.    The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

22.    No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

23.    Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Signify Parties. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Signify Parties for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

SIGNIFY HEALTH, INC.

By:
Name:
Title:

CURE TOPCO, LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement – Signify Health, Inc.]

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

BARCLAYS CAPITAL INC.

By:
Name:
Title:

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement – Signify Health, Inc.]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Barclays Capital Inc.
Deutsche Bank Securities Inc.
BofA Securities, Inc.
UBS Securities LLC
Robert W. Baird & Co. Incorporated
Piper Sandler &Co.
William Blair & Company, L.L.C.

Total

Schedule I-1

SCHEDULE II

(a)    Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

[                    ]

(b)    Issuer Free Writing Prospectus included in the Pricing Disclosure Package:

[                    ]

(c)    Written Testing-the-Waters Communications

[                    ]

(d)    Pricing Information:

[                    ]

Schedule II-1

SCHEDULE III

List of Officers, Directors and Equityholders to Execute the Lock-Up Agreement

[                    ]

Schedule III-1

ANNEX I

Form of Press Release

Signify Health, Inc.

            , 2021

Signify Health, Inc. (the “Company”) announced today that Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Barclays Capital Inc., on behalf of the underwriters in the Company’s recent public sale of [                ] shares of the Company’s Class A Common Stock, is [waiving] [releasing] a lock-up restriction with respect to [                ] shares of the Company’s Class A Common Stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [            ], 2021, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Annex I-1

ANNEX II

Form of Lock-Up Agreement

Signify Health, Inc.

Lock-Up Agreement

            , 2021

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Barclays Capital Inc.

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street,

New York, New York 10282-2198

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Re:	Signify Health, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Barclays Capital Inc., as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Signify Health, Inc., a Delaware corporation (the “Company”) and Cure TopCo, LLC, a Delaware limited liability company (“Cure TopCo”), providing for a public offering of the Class A Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”). Capitalized terms used but not defined herein shall have the meaning assigned to it in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date of the Underwriting

Annex II-1

Agreement (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, without the prior written consent of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Barclays Capital Inc., (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of shares of Class A Common Stock of the Company beneficially owned or options or warrants to purchase any shares of Class A Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Class A Common Stock of the Company (a “Disposition”), including, but not limited to, for the avoidance of doubt, any shares of Class B Common Stock or TopCo Units, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other Disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any of the Undersigned’s Shares, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Stock or other securities, in cash or otherwise or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares.

[If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) each of the Representatives agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two New York Business Days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two New York Business Days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.]

Annex II-2

Notwithstanding the foregoing, no Disposition of the Undersigned’s Shares or other Company securities will be deemed to occur during the Lock-Up Period with respect to:

A.	transfers of the Undersigned’s Shares

i.	as a bona fide gift or gifts;

ii.	by will or other testamentary document, or intestacy;

iii.	to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

iv.	to any immediate family member, other dependent or any investment fund or other entity controlled or managed by the undersigned;

v.

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (a) transfers to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (b) distributions of the Undersigned’s Shares or any security convertible into or exercisable for Shares to limited partners, limited liability company members, stockholders or subsidiaries (or their equivalents under the jurisdiction of organization of the undersigned) of the undersigned;

vi.	if the undersigned is a trust, to the beneficiary of such trust;

vii.	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi);

viii.

to the Company or its subsidiaries (a) in the exercise or settlement of outstanding Equity-Based Grants or (b) for the sole purpose of paying the exercise price of stock options or warrants or for paying taxes (including estimated taxes) due as a result of the exercise of such options or warrants or the vesting and settlement of restricted stock, restricted stock units or other Equity-Based Grants pursuant to Company Equity Plans disclosed in the Prospectus, in each case on a “cashless” or “net exercise” basis, provided (x) that any such Shares received upon such exercise, vesting or settlement shall be subject to the terms of this Lock-Up Agreement and (y) if the undersigned is required to file a report under Section 16(a) of the Exchange Act (as defined below) during the Lock-Up Period, the undersigned shall include a statement in such report clearly indicating that (A) the filing relates to the circumstances described in this clause (viii) and (B) no Shares or other securities were sold by the reporting person;

ix.	the transfer, conversion, reclassification, redemption or exchange of any of the Undersigned’s Shares pursuant to the Reorganization Transactions

Annex II-3

(including the Mergers) as described in the Pricing Disclosure Package and the Prospectus (provided that any shares of Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock received in the Reorganization Transactions remain subject to the terms of this Lock-Up Agreement);

x.

pursuant to tenders, sales or other transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of Shares involving a “change of control” (as defined below) of the Company (provided that if such transaction is not consummated, the Undersigned’s Shares shall remain subject to the restrictions set forth herein). For purposes of this clause (x), “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 51% of total voting power of the voting stock of the Company; or

xi.

pursuant to the call or put provisions of existing employment agreements and equity grant documents evidencing Equity-Based Grants, provided that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate that the reason for such disposition and that such transfer of Shares or any securities convertible into or exercisable or exchangeable for such capital stock was solely to the Company;

B.	the Disposition of Shares acquired by the Undersigned in this public offering or in open market transactions after completion of this public offering;

C.

the establishment of a written plan meeting the requirements of Rule 10b5-1 of the Exchange Act that does not provide for the sale or transfer of Shares during the Lock-Up Period, provided that (a) no filing by any party under the Exchange Act or other public announcement shall be made voluntarily in connection with the establishment of such plan and (b) any filing required to be made under the Exchange Act in connection with the establishment of such plan shall clearly indicate in the footnotes thereto that the establishment of such plan was pursuant to the circumstances described in this clause; or

D.

transfers of Shares or other Company securities pursuant to an order of a court or regulatory agency (for purposes of this Lock-Up Agreement, a “court or regulatory agency” means any domestic or foreign, federal, state or local government, including any political subdivision thereof, any governmental or quasi-governmental authority, department, agency or official, any court or administrative body, and any national securities exchange or similar self-regulatory body or organization, in each case of competent jurisdiction) or to comply with any regulations related to ownership by the undersigned of the Undersigned’s Shares;

Annex II-4

provided that in the case of any transfer or distribution pursuant to clauses (A)(i) through (vii), (a) such transfer shall not involve a disposition for value and (b) each transferee, beneficiary, donee, heir or distributee shall execute and deliver to the Representatives, on behalf of the Underwriters, a lock-up letter in the form of this Lock-Up Agreement; and provided, further, that in the case of any transfer or distribution (other than as a result of the vesting of Shares under restricted stock awards) pursuant to clauses (A)(i) through (viii) and (B), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

For purposes of this Lock-Up Agreement, (i) “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin and (ii) “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of the total voting power of the voting stock of the Company.

Nothing in this Lock-Up Agreement shall prevent the undersigned from making a demand for, or exercising any right with respect to, the registration of the Undersigned’s Shares, except for any such demand or any such exercise that is publicly disclosed (or required to be publicly disclosed) by the undersigned or any of its affiliates prior to the expiration of the Lock-Up Period; provided that in no event shall the Company be obligated to take an action in violation of Section 5(e) of the Underwriting Agreement.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the public offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the public offering of Shares, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Lock-Up Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any other Underwriter is making such a recommendation.

If for any reason the Underwriting Agreement shall be terminated prior to the First Time of Delivery (as defined in the Underwriting Agreement), this Lock-Up Agreement shall likewise be terminated.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

[Signature page follows]

Annex II-5

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title